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                                 Exhibit 10.22

                    Transition Agreement and Mutual Release

     This Transition Agreement and Mutual Release ("Agreement") is made by and between VidaMed, Inc., a Delaware corporation with offices at 46107 Landing Parkway, Fremont California 94538 (the "Company") and Richard D. Brounstein ("Mr. Brounstein "), an individual, and is effective seven (7) days after the date last signed below ("Effective Date").

     WHEREAS, Mr. Brounstein was employed by the Company;

     WHEREAS, the Company and Mr. Brounstein have entered into an employment letter agreement dated May 6, 1997 ("Employment Letter Agreement"); and

     WHEREAS, the Company and Mr. Brounstein have entered into a Proprietary Information Agreement, attached hereto and incorporated herein as Exhibit A containing covenants and acknowledgments of "At Will" employment, confidential information, invention assignment, and arbitration ("Proprietary Information Agreement"); and

     WHEREAS, the Company and Mr. Brounstein have entered into Stock Option Agreements on such dates with respect to options to purchase such number of shares of the Company's Common Stock as stated in Exhibit B, attached hereto and incorporated herein by reference.

     NOW THEREFORE, in consideration of the mutual promises made herein and with the intent to release each other from any claims arising from or related to the employment relationship, the Company and Mr. Brounstein (collectively referred to as "the Parties") hereby agree as follows:

1.   Resignation.   The Company accepts Mr. Brounstein's resignation from
     -----------
     his position as Vice President and Chief Financial Officer as of August 21, 1999 (the "Resignation Date"). Mr. Brounstein's shall continue as an employee of the Company through January 3, 2000 (the "Termination Date") as Vice President of Administration, reporting to the Vice President and Chief Financial Officer. The duties of this office shall be determined by the Vice President and Chief Financial Officer or his designee.

2.   Consideration for Release. Mr. Brounstein has resigned his position
     -------------------------
     with the Company, and the parties acknowledge that the Company has no obligation to provide any payment in severance to Mr. Brounstein. However, in consideration of the releases given by Mr. Brounstein, the Company has agreed:

     a) To continue Mr. Brounstein as an officer of the Company in the capacity of Vice President of Administration at the same salary and benefit level Mr. Brounstein received in his previous position through the Termination Date; and

     b) To issue to Mr. Brounstein under the terms and conditions stated herein and in the VidaMed "1999 Nonstatutory Stock Option Plan" (the "Plan"), the value Sixty Thousand Dollars ($60,000) (hereinafter called "Plan Value") in registered, fully tradeable common stock of the Company based upon the closing bid price for VidaMed, Inc common stock on the Termination Date, to the nearest whole share. The Company reserves the right to provide, in its sole and absolute discretion, to pay Mr. Brounstein some or all of the Plan Value offered in cash. The issuance of the aforementioned stock and / or payment of cash shall satisfy any obligation the Company has regarding Mr. Brounstein's participation in the VidaMed "Performance Improvement Plan" through the Termination Date.

          It is anticipated that Employee shall sell his shares during the week of January 17, 2000 (hereinafter called "Sales Date"). In the event the actual selling price of the Company common stock on the Sales Date returns Employee a value lower than the stated Plan Value, the Company will pay Employee the difference between the Plan Value and the actual sales price of the common stock in cash. In the event the actual sales price of the common stock on the sales date is higher

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          than the Plan Value, Employee shall keep any profit gained. Employee is solely responsible for all taxes and reporting liability for profit realized from the sale of the common stock. The Company advises Employee that there are significant risks and tax consequences associated with holding its common stock obtained under the Plan. Employee should read the Prospectus and all documents referenced in the Prospectus and consult his tax adviser before electing to hold any portion of the issued common stock. THE COMPANY DOES NOT GUARANTEE THE PRICE OF VIDAMED, INC. COMMON STOCK THAT YOU ELECT TO HOLD FOR INVESTMENT OR OTHER PURPOSES; and

     c) The Company shall make available to Mr. Brounstein Executive-level Career Transition Services through Interim Career Consulting at Company expense not to exceed $10,000 ("Not-to-exceed Amount"). Should Mr. Brounstein wish to continued use of career consulting services after the Not-to-exceed Amount has been spent, or desire additional Executive-level Career Transition Services which would cause, in the aggregate, the total cost to the Company to exceed the above-mentioned Not-to-exceed Amount, such additional cost shall be at Mr. Brounstein's expense.

     At the Termination Date Mr. Brounstein shall receive his final paycheck and the value of any accrued and unused "Paid Time Off" earned up to the Termination date. All required state and federal withholding shall be deducted from the above-mentioned consideration as well as from salary and Paid Time Off compensation.

3.   Vesting of Stock. The Parties agree that for purposes of determining
     ----------------
     the number of shares of the Company's common stock that Mr. Brounstein is entitled to purchase from the Company, Mr. Brounstein will be entitled to continue vesting of stock until the Termination Date. The exercise of any stock options shall continue to be subject to the terms and conditions of the Company's Stock Option Plan and any applicable Stock Option Agreement(s) between Mr. Brounstein and the Company. A true copy of said Agreement(s) is attached hereto and incorporated herein by reference.

4.   No Benefits After Termination Date. Mr. Brounstein acknowledges and
     ----------------------------------
     agrees and it is the intent of the parties hereto that after the Termination Date, Mr. Brounstein receive no Company-sponsored benefits from the Company, either as a consultant or employee. Such benefits include, but are not limited to, company paid health plans, life insurance and similar plans, paid vacation, sick leave and 401(k) participation. Mr. Brounstein may elect to continue coverage by such plans as available from the plan providers at Mr. Brounstein's expense, pursuant to applicable law, including COBRA.

5.   Confidential Information; Return of Company Property.   Mr. Brounstein
     ----------------------------------------------------
     shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Proprietary Information Agreement between Mr. Brounstein and the Company. Mr. Brounstein agrees to return to the VidaMed Chief Financial Officer or his designee, by no later than the Termination Date, all Company property and all Company documents, including, but not limited to Company confidential and proprietary information, credit cards, telephone credit cards, unused flight travel and upgrade coupons, computers, disks or other computer related storage media, cellular telephones, beepers, customer lists, and the like company property. Further, Mr. Brounstein agrees not to maintain copies or use any Company information in any form or for any purpose whatsoever.

6.   Payment of Salary.   Mr. Brounstein acknowledges and represents that
     -----------------
     the Company has paid all salary, wages, bonuses, and commissions due Mr. Brounstein as of the Resignation Date of this Agreement, except as provided in this Agreement.

7.   Release of Claims.   Mr. Brounstein agrees that the consideration
     ------------------
     described in this Agreement represents settlement in full of all outstanding obligations owed to Mr. Brounstein by the Company. Mr. Brounstein on behalf of himself, and his respective heirs, family members (including domestic partners), executors, heirs and assigns hereby fully and forever releases VidaMed, Inc., including its officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or

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     unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement. Said release includes, but is not limited to:

     (a) Any and all claims relating to or arising from Mr. Brounstein's employment relationship with the Company and the termination of that relationship;

     (b) Any and all claims relating to, or arising from, Mr. Brounstein's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation. any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

     (c) Any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

     (d) Any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 199 1, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and Labor Code section 20 1, et seq. and section 970, et seq.;

     (e) Any and all claims for violation of the federal, or any state, constitution;

     (f) Any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

     (g)  Any and all claims for attorneys' fees and costs.

     VidaMed, Inc., on behalf of itself, its officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, hereby agrees not to sue and fully and forever releases and discharges Mr. Brounstein, his heirs, assigns, agents and attorneys from any and all claims, demands, actions, causes of action, obligations, costs, expenses, damages, acts or omissions, losses or liabilities, of whatever kind or nature whatsoever, in law, equity or otherwise, whether known or unknown, which it may now have or has ever had against Mr. Brounstein, up to and including the Effective Date of this Agreement.

     The Company and Mr. Brounstein agree that the release set forth in this section shall be and remains in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement or arising after the effective date of this Agreement.

8.   Acknowledgment of Waiver of Claims under ADEA.   Mr. Brounstein
     ---------------------------------------------
acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Mr. Brounstein and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Mr. Brounstein acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Mr. Brounstein was already entitled. Mr. Brounstein further acknowledges that he has been advised by this

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writing that:

     (a)  He should consult with an attorney prior to executing this Agreement;

     (b)  He has twenty-one (21) days within which to consider this Agreement;

     (c) He least seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and

     (d) This Agreement shall not be effective until the revocation period has expired.

13.  Civil Code Section 1542. The Parties represent that they are not aware of
     ------------------------
     any claim by either of them other than the claims that are released by this Agreement. Mr. Brounstein and the Company acknowledge that legal counsel has advised them and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Mr. Brounstein and the Company, being aware of said code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

14.  No Pending or Future Lawsuits.   Mr. Brounstein represents that he has no
     ------------------------------
     lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company its officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns or any other person or entity referred to herein. Mr. Brounstein also represents that he does not intend and henceforth forswears any right to bring any claims on his own behalf or on behalf of any other person or entity against the Company or its officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns or any other person or entity referred to herein.

15.  Confidentiality. The Parties hereto each agree to use their best efforts to
     ----------------
     maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Settlement Information"). Each Party hereto agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and each agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. The Parties hereto agree to take every precaution to disclose Settlement Information only to those employees, officers, directors, attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information.

16.  No Cooperation.   Mr. Brounstein agrees he will not act in any manner that
     ---------------
     might damage the business or reputation of the Company. Mr. Brounstein agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third Party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.

17.  Non-Disparagement.   Each Party agrees to refrain from any defamation,
     ------------------
     libel or slander of the other, or tortious interference with the contracts and relationships of the other.

18.  Indemnification.   The Company will provide Mr. Brounstein indemnification
     ----------------
     pursuant to California Law with regard to indemnification of employees acting within the course and scope of their employment and any applicable policies of Directors and Officer liability insurance.

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19.  Tax Consequences.  The Company makes no representations or warranties with
     -----------------
     respect to the tax consequences of the payment of any compensation to Mr. Brounstein under the terms of this Agreement. Mr. Brounstein agrees and understands that he is responsible for payment, if any, of any local, state and/or federal taxes on the compensation paid hereunder by the Company and any penalties or assessments thereon. Mr. Brounstein further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of Mr. Brounstein's failure to pay federal or state taxes or damages sustained by the Company by reason of any such claims, including reasonable attorneys' fees. Mr. Brounstein agrees and understands that, with respect to the compensation to be paid to Mr. Brounstein under this Agreement, the Company will make applicable withholding only with respect to the compensation described in Paragraphs1 and 2 hereof.

20.  No Admission of Liability. The Parties understand and acknowledge that this
     -------------------------
     Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be:

     (a)  An admission of the truth or falsity of any claims heretofore made, or

     (b) An acknowledgment or admission by either Party of any fault or liability whatsoever to the other Party or to any third Party.

21.  Arbitration.   The Parties agree that any and all disputes arising out of
     ------------
     the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Alameda County, California before the American Arbitration Association under its California Employment Dispute Resolution Rules before a judge to be mutually agreed upon. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The prevailing Party shall also be entitled to reimbursement of their costs and reasonable attorneys' fees.

22.  Authority.   The Company represents and warrants that the undersigned has
     ----------
     the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Mr. Brounstein represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

23.  No Representations.   Each Party represents that it has had the opportunity
     -------------------
     to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement.

24.  Assignment.   Mr. Brounstein's rights and obligations under this Agreement
     -----------
     shall not be assignable. The Company's rights and obligations under this Agreement shall be assignable by the Company.

25.  Successors. This Agreement shall be binding upon and inure to the benefit
     -----------
     of, and shall be enforceable by Mr. Brounstein and the Company, their respective heirs, executors, administrators and assigns. In the event the Company is merged, consolidated, liquidated by a parent corporation. or otherwise combined into one or more corporations, the provisions of this Agreement shall be binding upon and inure to the benefit of the parent corporation or the corporation resulting from such merger or to which the assets shall be sold or transferred, which corporation from and after the date of such merger, consolidation, sale or transfer shall be deemed to be the Company for purposes of this Agreement.

26.  Headings.   The headings of sections herein arc included solely for
     ---------
     convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

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27.  Severability.  In the event that any provision hereof becomes or is
     -------------
     declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

28.  Entire Agreement.   This Agreement represents the entire agreement and
     -----------------
     understanding between the Company and Mr. Brounstein concerning his separation from the Company, and supersedes and replaces any and all prior agreements, including the Employment Letter Agreement, and understandings concerning Mr. Brounstein's relationship with the Company and his compensation by the Company.

29.  No Oral Modification.   This Agreement may only be amended in writing
     --------------------
     signed by Mr. Brounstein and the President of the Company.

30.  Governing Law.   The laws of the State of California shall govern this
     --------------
     Agreement.

31.  Effective Date. This Agreement is effective seven days after both Parties
     ---------------
     have signed it.

32.  Counterparts.   This Agreement may be executed in counterparts, and each
     --------------
     counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

33.  Voluntary Execution of Agreement. This Agreement is executed voluntarily
     ---------------------------------
     and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

     (1)  They have read this Agreement;
     (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;
     (c) They understand the terms and consequences of this Agreement and of the releases it contains;
     (d) They are fully aware of the legal and binding effect of this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set for the below.

                                 VIDAMED, INC.



Dated:    9/10/99                 By:  /s/
          -------                    -------------------------------------------
                                     RANDY LINDHOLM
                                     President and Chief Executive Officer


Dated:    9/9/99                  By:  /s/
          -------                    -------------------------------------------
                                     RICHARD D. BROUNSTEIN

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